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                                                                  Exhibit 10(aj)

                                SECOND AMENDMENT
                                     TO THE
                           MARSH EQUITY OWNERSHIP PLAN
                 (as amended and restated as of January 1, 1989)


         WHEREAS, effective January 1, 1986, Marsh Supermarkets, Inc. (the "Company"), an Indiana corporation, adopted the Marsh Equity Ownership Plan, an employee stock ownership plan and trust (the "Plan"), in order to enable participating employees to share in the growth and prosperity of the Company; and

         WHEREAS, the Company previously maintained the Marsh Supermarkets, Inc. Employees' Stock Ownership Plan (the "ESOP") and, effective December 30, 1988, merged the ESOP into this Plan; and

         WHEREAS, the Company amended the Plan to terminate all contributions to the Plan and to cease entry by new Participants after December 31, 1994; and

         WHEREAS, the Company amended the Plan effective as of January 1, 1997 to implement the "GUST" changes required as a result of Federal legislation, and the Company received a favorable determination letter from the Internal Revenue Service dated June 13, 2002 with respect to this amendment; and

         WHEREAS, the Company now intends to amend the Plan to comply with changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

         WHEREAS, the Company intends that this Second Amendment shall constitute good faith compliance with EGTRRA and shall be construed in accordance with EGTRRA and guidance issued thereunder.

         NOW, THEREFORE, in consideration of the premises, effective as of January 1, 2002 (except for such other dates as may be noted for certain provisions), the Company hereby amends the Plan in the following respects:

         1.       Section 2.1(n) is amended to provide as follows:

                  (n) Compensation: The total of all amounts paid for employment by the Employer to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for Federal income tax purposes), such as salary, bonus, wage, commission, and overtime payments, including (if includible in gross income for Federal income tax purposes) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expense reimbursements, deferred compensation and welfare benefits. Compensation shall not include any contribution made under this Plan or under any pension plan or other employee-benefit plan or insurance plan, maintained for the benefit of such Participant. Compensation shall include (i) any salary reduction or elective contributions made by the Employer on behalf of the Employee that are not


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         includible in gross income under Section 125 (cafeteria plan), Section
         402(e)(3) (401(k) plan) or Section 402(h) (simplified employee pension plan) of the Code and (ii) elective amounts that are not includible in the gross income of the Employee under Section 132(f)(4) or Section 457 of the Code. Compensation in excess of the first $200,000 (as adjusted frpm time to time pursuant to Section 401(a)(17)(B) of the Code) for any Employee shall not be taken into account.

         2.       Effective for distributions on or after January 1, 2002,
         Section 2.1(t) is amended to provide as follows:

                  (t)      Eligible Retirement Plan.  Any of the following:

                           (i)      a qualified trust as described in Code
                  Section 401(a) which is exempt from tax under Code Section 501(a);

                           (ii)     an individual retirement account as
                  described in Code Section 408(a);

                           (iii)    an individual retirement annuity as
                  described in Code Section 408(b);

                           (iv) an annuity plan as described in Code Section 403(a);

                           (v)      an annuity contract as described in Code
                  Section 403(b); and

                           (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

         The foregoing definition of "Eligible Retirement Plan" shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

         3.       Effective for distributions on or after January 1, 2002,
Section 2.1(u) is amended to provide as follows:

                  (u) Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any of the following:

                           (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary,

                           (ii) a distribution over a period certain of ten years or more,




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                           (iii)    a distribution to the extent such
                  distribution is required under Code Section 401(a)(9) for Participants who have attained age 70 1/2,

                           (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock), or

                           (v) any distribution that is made on account of "financial hardship" with respect to a Participant.

         4.       Section 2.1(aj) is amended to provide as follows:

                  (aj) Highly Compensated Employee: A Highly Compensated Employee for the purposes of determinations regarding the current Plan Year is any Employee who:

                           (1) was a 5-Percent Owner at any time during the Plan Year or the preceding Plan Year; or

                           (2) received Section 415 Compensation from the Employer in excess of $80,000 for the preceding Plan Year. The $80,000 amount is indexed and shall be adjusted pursuant to Treasury Regulations.

         Furthermore, solely for purposes of this Section 2.1(aj), "Employer" shall include any Affiliated Company.

         5.       Section 2.1(am) is amended to provide as follows:

                  (am) Key Employee: Any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year which includes the Determination Date is -

                           (a) An officer of the Company or any Affiliated Company having annual Section 415 Compensation from the Company and any Affiliated Companies greater than $130,000 (as adjusted pursuant to Section 416(i)(1) of the Code) for such Plan Year;

                           (b)      A 5-percent Owner; or

                           (c) A 1-percent Owner (defined as any person who would be a 5-percent Owner if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in
                  Section 2.1(ag)) having annual Section 415 Compensation from the Company and any Affiliated Companies of more than $150,000.

         For purposes of determining the number of officers taken into account pursuant to Treasury Regulation Section 1.416-1, employees described in
         Section 414(q)(5) of the Code shall be excluded.



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         6.       Section 2.1(an') is added to provide as follows:

                  (an')    Marsh 401(k) Plan. Marsh Supermarkets, Inc. 401(k)
         Plan, originally established as of January 1, 1993, as amended from time to time.

         7.       Section 2.1(ay) is amended to provide as follows:

                  (ay)     Section 415 Compensation: Wages within the meaning of
         Section 3401(a) of the Code for purposes of income tax withholding and all other payments of compensation to the Employee by the Employer and all Affiliated Companies for which the Employer is required to furnish to the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under
         Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed. The term "Section 415 Compensation" shall include (i) salary reduction or elective contributions made by the Employer on behalf of the Employee that are not includible in gross income under Section 125 (cafeteria plan), Section 402(e)(3) (401(k) plan) or Section 402(h) (simplified employee pension plan) of the Code, and (ii) elective amounts that are not includible in the gross income of the Employee under Section 132(f)(4) or Section 457 of the Code. The Employer's intent is to conform this definition of Section 415 Compensation to the alternative definition permitted in Treasury Regulation Section 1.415-2(d)(11)(i), which is equivalent to the items reported as "Wages, Tips and Other Compensation" on Form W-2.

         8.       Section 5.3 is amended to provide as follows:

                  5.3 Maximum Additions. Notwithstanding anything contained herein to the contrary, the total Additions made to the Account of a Participant for any Plan Year shall not exceed the lesser of:

                           (i) $40,000 (as adjusted from time to time pursuant to Section 415(d) of the Code); or

                           (ii) 100 percent (100%) of the Participant's 415 Compensation for such Plan Year.

         If, in any year, as the result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances to which Treasury Regulation Section 1.415-6(b)(6) shall be applied, the annual Addition exceeds the limits provided in this Section 5.3, such excess amounts shall be held in a suspense account. The amounts in such suspense account shall be allocated to Participant Accounts as of each Valuation Date commencing in the next Plan Year until the suspense account is exhausted, the allocation to be analogous to that provided in Section 5.2(a) with respect to Employer contributions. Income shall not be allocated to such suspense account. Employer contributions for the succeeding Plan Years shall be reduced by the amounts so allocated from the suspense account in each such Plan Year.


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         In addition to this Plan, the Employer maintains the Marsh 401(k) Plan, a profit sharing plan containing a salary reduction arrangement qualifying under Section 401(k) of the Code, with a limitation year corresponding to the Plan Year. If a Participant is also a participant in the Marsh 401(k) Plan, any reduction required by Section 415 of the Code to the Additions under this Plan and the "annual additions" (as that term is defined in Section 415(c)(2) of the Code) for the Plan
         Year credited to such Participant's accounts in the Marsh 401(k) Plan shall be first made in this Plan.

         9.       Section 5.4 is amended to provide as follows:

                  5.4 Allocation of Top-Heavy Special Contribution to Provide Minimum Benefit:

                           (a) For any Top-Heavy Plan Year, the special contribution described in Section 4.6 shall be allocated to the MEOP Account of each Non-Key Employee in an amount sufficient to provide the Minimum Benefit described by the following test:

                  The sum of Employer contributions allocated during the Plan Year to the MEOP Account of each Participant who is a Non-Key Employee shall be at least as great as a percentage of such Non-Key Employee's Section 415 Compensation (limited to $200,000, as adjusted from time to time pursuant to Section 401(a)(17)(B). Such percentage shall be equivalent to the highest ratio for a Key Employee for that Plan year of:

                                    (1)      Employer contributions allocated to
                           the MEOP Account of the Key Employee, to

                                    (2)      the Section 415 Compensation of the
                           Key Employee (limited to $200,000, as adjusted from time to time pursuant to Section 401(a)((17)(B) of the Code);

                  provided, however, that such percentage shall not exceed three percent (3%).

                  This Minimum Benefit shall be provided in every Top-Heavy Plan Year to each Participant who is a Non-Key Employee and who has not terminated employment with the Employer as of the end of the Plan Year, and who would not otherwise receive the Minimum Benefit in the amount for such Non-Key Employee required to satisfy the test for the Minimum Benefit as stated in the first paragraph of this Section 5.4(a), regardless of whether such Participant attained a Year of Vesting Service during such Plan Year.

                  The provisions of this Section 5.4 shall not apply, and no Employer special contribution pursuant to Section 4.6 shall be required, for any Non-Key Employee to the extent that such Non-Key Employee is a participant in the Marsh 401(k)


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                  Plan or in another defined contribution plan included with this Plan in a Required or Permissive Aggregation Group (as those terms are defined in Section 13.2(c) and (d)) and the Employer has provided an allocation of the minimum benefit applicable to top-heavy plans in such other defined contribution plan.

                           (b) For any Top-Heavy Plan Year, if the Plan is part of a Required Aggregation Group (as that term is defined in Section 13.2(d)) that includes a defined benefit pension plan, the minimum benefit required by Section 416 of the Code shall be provided to each Participant who is a Non-Key Employee and who participates in both this Plan and the defined benefit plan in the following manner:

                                    (1)      For those Participants to whom the
                           defined benefit minimum benefits are accruing under the terms of the defined benefit plan, and in accordance with Section 416(c)(1) of the Code, no Minimum Benefit shall be provided under this Plan or under the Marsh 401(k) Plan.

                                    (2)      For those Participants who are
                           Non-Key Employees and to whom such defined benefit minimum benefits are not accruing, the Employer shall contribute to the MEOP Account of each such Non-Key Employee (to the extent that the Minimum Benefit is not provided under the Marsh 401(k) Plan) an amount sufficient to provide a Minimum Benefit so that Employer contributions for the Plan Year allocated to the MEOP Account of such non-Key Employee, when added to the Employer contributions (excluding elective deferrals) and forfeitures allocated to such Non-Key Employee under the Marsh 401(k) Plan for the corresponding Plan Year, shall equal five percent (5%) of such Non-Key Employee's Section 415 Compensation (limited to $200,000, as adjusted from time to time pursuant to Section 401(a)(17)(B) of the
                           Code).

                           (c) For purposes of this Section 5.4, the term "Employer contributions" shall not include any Forfeitures, but shall include Company Stock released and allocated form the Suspense Account or from the Stock Purchase Account, Company Stock contributed in kind, and cash contributions allocated to the Other Investments Sub-Accounts.

         10.      Section 6.15 is amended to provide as follows:

                  6.15 Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.15, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, provided that the recipient Eligible Retirement Plan accepts rollover contributions, and effective for distributions on or after January 1, 2002, in the case of an eligible governmental plan described in clause
         (vi) of Section 2.1(t), such governmental plan separately accounts for amounts transferred into such plan from this Plan. The Plan provisions otherwise applicable to distributions


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         continue to apply to this Direct Rollover option. The Distributee shall, in the time and manner prescribed by the Committee, specify the amount to be directly transferred and the Eligible Retirement Plan to receive the transfer. Any portion of a distribution which is not transferred shall be distributed to the Distributee in the form specified in Section 6.10.

         11.      Section 13.2(b)(3) is amended to provide as follows:

                  (3) any distributions to such Participant or his Beneficiary made within the Plan Year that includes the Determination Date and any distributions made for a reason other than separation from service, death or disability within the four (4) preceding Plan Years (including distributions under a terminated plan which, if it had continued in existence, would be part of a Required Aggregation Group);

         12.      Section 13.3(c)(1) is amended to provide as follows:

                  (1) The Interest or accrued benefit of an individual shall not be taken into account if that individual did not perform any services for the Employer at any time during the one-year period ending on the Determination Date.

         IN WITNESS WHEREOF, Marsh Supermarkets, Inc. has caused this amendment to be executed this 31st day of December, 2002, effective as of January 1, 2002 (except for such other dates as may be noted herein), by its duly authorized officers.


                                MARSH SUPERMARKETS, INC.

                                By: /s/
                                   ----------------------------------
                                Title:
                                      -------------------------------

ATTEST:

       /s/
-----------------------------------


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